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                         PAMIDA , INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)




                                                            Years Ended
                               --------------------------------------------------------------------
                                January 31,   January 30,   January 29,   January 28,   February 2,
                                    1993         1994          1995          1996          1997
                                 (52 Weeks)    (52 Weeks)    (52 Weeks)    (52 Weeks)    (53 Weeks)
                                -----------   -----------   -----------   -----------   -----------
Income (loss) before
taxes and extraordinary item        $ 7,892       $ 1,504       $ 9,912      ($98,939)      $ 3,696

Add:
  Interest expense                   22,608        23,515        23,904        25,616        25,308
  Amortization of
  finance cost                        1,001           852           895           994           676

  Portion of rentals
  representative of
  interest factor                     4,052         4,042         4,572         5,631         5,231
                                -----------   -----------   -----------   -----------   -----------

  Income before taxes and
  extra-ordinary items,
  as adjusted                       $35,553       $29,913       $39,283      ($66,698)      $34,911
                                ===========   ===========   ===========   ===========   ===========

Fixed
Charges:
  Interest expense                  $22,608       $23,515       $23,904      $ 25,616       $25,308
  Amortization of
  finance cost                        1,001           852           895           994           676

  Portion of rentals
  representative of
  interest factor                     4,052         4,042         4,572         5,631         5,231
                                -----------   -----------   -----------   -----------   -----------
  Fixed charges
  as adjusted                       $27,661       $28,409       $29,371      $ 32,241       $31,215
                                ===========   ===========   ===========   ===========   ===========
Ratio of earnings
to fixed charges                     1.29:1        1.05:1        1.34:1            --        1.12:1
                                ===========   ===========   ===========   ===========   ===========

Excess of fixed
charges over
earnings                                 --            --            --      $ 98,939            --
                                ===========   ===========   ===========   ===========   ===========
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